EXHIBIT 99

                         THE FIRST AMERICAN CORPORATION

                               ENROLLMENT FORM FOR

                      2003 TITLE AGENT STOCK PURCHASE PLAN

ENROLLMENT INFORMATION

In accordance with the terms of the plan entitled The First American Corporation 2003 Title Agent Stock Purchase Plan (the "Plan"), I hereby elect to participate in the Plan from [insert date] _____________, 200_. My Applicable Percentage (as defined in the Plan) shall be [check the applicable percentage] [__] 5% or [__] 10%.

The Investment Account (as defined in the Plan) is to be held in the following manner:

[Check one of the following boxes:]

[__] Individual

[__] Joint Tenants with Right of Survivorship

[__] Custodian for Minor

If the Investment Account is to be held jointly, please provide the general information below for yourself as well as your joint owner ("Joint Owner"), and you and your Joint Owner must complete and sign the Substitute Form W-9 below or, if you or your Joint Owner is a non-resident alien, the enclosed Form W-8BEN. If the Investment Account is to be held as Custodian for Minor, please provide the general information below for yourself as well as the applicable minor.


GENERAL INFORMATION

Agent Name                     Branch/Dept. Name              G.L. Location Code
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Home Address                       City               State              Zip
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Citizenship                                              Social Security Number
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Day Telephone No.         Evening Telephone No.                  Email Address
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Joint Owner's Name (if applicable)
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Joint Owner's Home Address                  City              State         Zip
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Joint Owner's Citizenship              Joint Owner's Social Security Number
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Day Telephone No.               Evening Telephone No.           Email Address
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Name of Minor (for account under Uniform Gifts for Minors Act) Social
Security No.
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                 Important Tax Information -Substitute Form W-9
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Please provide the Taxpayer Identification Number       '   Tax ID or Social
("TIN") of each person that may receive payments        '    Security Number
in respect of common shares, $1.00 par value, of        '
The First American Corporation to be purchased          '
pursuant to the Plan and held in the Investment         '
Account. This box must be signed by each such           '
person, each of whom shall make the following           '-----------------------
certification:

CERTIFICATION - Under penalties of perjury, the undersigned hereby certifies the following: (1) The TIN shown above is my correct TIN (or I am waiting for a TIN to be issued); (2) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).
Note: You must cross out 2(b) above if you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For Payers Exempt From Backup Withholding, write the word "Exempt" here:
_____________.
If this is a joint account, the Social Security number of the account owner who is named FIRST in the account title MUST be used.

Print Name of U.S. Person:
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Signature of U.S. Person:
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Date:
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NOTICE TO NON-RESIDENT ALIENS (PERSONS WHOSE CITIZENSHIP IS IN A COUNTRY OTHER
THAN THE UNITED STATES OF AMERICA): THE ENCLOSED FORM W-8BEN MUST BE COMPLETED AND RETURNED FOR CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO WITHHOLDING UP TO 30% OF ANY PAYMENT DUE.

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NO PAYMENT

No payment is required from you in order to establish an Investment Account with the Plan Agent, Pacific American Securities, LLC. Pacific American Securities, LLC is charging a one-time $50 account establishment fee and a recurring annual enrollment fee of $15 with respect to your Investment Account. However, these fees will be paid by First American Title Insurance Company.

Pacific American Securities, LLC is an affiliate of The First American Corporation.

AGREEMENT

The following agreement is made between the undersigned Participating Agent (as defined in the Plan), the Joint Owner (if applicable) and the Plan Agent (this "Agreement").

1. Successors and Assigns. This Agreement and its provisions shall be continuous, and shall inure to the benefit of the Participating Agent, Joint Owner (if applicable) and Plan Agent and its successors and assigns, and shall be binding upon the undersigned and/or the estate, executors, administrators of the undersigned.

2. No Undisclosed Interest in the Investment Account. No one except the undersigned has an interest in the Investment Account of the undersigned.

3. Statements of Activity. Statements of the Investment Account provided by the Plan Agent shall be conclusive if not objected to in writing within ten days after the Plan Agent has forwarded the Statements to the undersigned (by mail or otherwise).

4. Force Majeure. The Plan Agent shall not be liable for loss or delay caused directly or indirectly by war, natural disasters, government restrictions, exchange or market rulings or other conditions beyond its control.

5. Joint Account. If this is a joint account, unless the undersigned notify the Plan Agent otherwise and provide such documentation as the Plan Agent requires, the Investment Account shall be held by us jointly with rights of survivorship (payable to either or the survivor of us). Each joint tenant irrevocably appoints the other as attorney-in-fact to take all action on his or her behalf and to represent him or her in all respects in connection with this Agreement. The Plan Agent shall be fully protected in acting, but shall not be required to act upon the instructions of either of the undersigned. Each of us shall be liable, jointly and individually, for any amounts due to you pursuant to this Agreement, whether incurred by either or both of us.

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6.   Address. Communications may be sent to the undersigned at the current address of the undersigned that is on file at your office, or at such other address as the undersigned may hereafter give you in writing. All communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

7. Recording Conversations. The undersigned understands and agrees that for our mutual protection the Plan Agent may electronically record any of our telephone conversations.

8.   ARBITRATION DISCLOSURES.

     o    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     o THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT INCLUDING THE RIGHT TO JURY TRIAL.

     o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     o THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED.

     o THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

9. AGREEMENT TO ARBITRATE CONTROVERSIES. IT IS AGREED THAT ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AND IN ACCORDANCE WITH ITS RULES. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE.

     NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL; (1) THE CLASS CERTIFICATION IS DENIED; (2) THE CLASS IS DECERTIFIED; OR (3) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A

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      WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED
      HEREIN.


 Please sign and date this Enrollment Form in the space provided below and send your completed and signed Enrollment Form and, if applicable, your completed and signed Form W-8BEN to the following address:

                        Pacific American Securities, LLC

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                        Attention:
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Participating Agent's           Joint Owner's              Plan Agent's
Signature                       Signature                  Signature
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Date:                           Date:                      Date:
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